Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Mercury Computer Systems Reports Second Quarter Fiscal 2011 Results

Second quarter operating results highlights include:

Revenues of $55.5 million

Operating cash flow of $8.1 million

GAAP diluted earnings per share from continuing operations of $0.22

Income from continuing operations of $5.2 million

Adjusted EBITDA of $10.7 million

CHELMSFORD, Mass. — January 25, 2011 — Mercury Computer Systems, Inc. (NASDAQ: MRCY) reported operating results for its second quarter of fiscal 2011 ended December 31, 2010. All results are presented and compared on a continuing operations basis.

Second Quarter Fiscal 2011 Results

Second quarter fiscal 2011 revenues were $55.5 million, an increase of $10.4 million from the second quarter of the prior fiscal year. Revenues from defense customers increased by $9.2 million and revenues from commercial customers increased by $1.2 million as compared with the prior year’s second quarter.

GAAP income from continuing operations for the second quarter of fiscal 2011 was $5.2 million, or $0.22 per diluted share, compared to $1.9 million, or $0.08 per diluted share, for the prior year’s second quarter.

Second quarter fiscal 2011 GAAP income from continuing operations includes approximately $1.7 million in tax expense, $1.6 million in depreciation expense, $1.6 million in stock-based compensation costs, $0.3 million in amortization of acquired intangible assets, and $0.3 million in acquisition costs and other related expenses. Excluding the impact of these items, second quarter fiscal 2011 adjusted EBITDA (earnings from continuing operations before interest income and expense, income taxes, depreciation, amortization of acquired intangible assets, restructuring, impairment of long-lived assets, acquisition costs and other related expenses, and stock-based compensation costs) was $10.7 million, compared to $5.5 million for the prior year’s second quarter.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. 978-256-1300 • Fax 978-256-3599 • www.mc.com

Mercury Reports Second Quarter Fiscal 2011 Results, Page 2

Cash flows from operating activities were a net inflow of $8.1 million in the second quarter of fiscal 2011, compared to a net inflow of $5.2 million in the second quarter of fiscal 2010. Free cash flow, defined as cash flow from operating activities less capital expenditures for property and equipment, in the second quarter of fiscal 2011 was a net inflow of $6.1 million, compared to a net inflow of $3.2 million in the second quarter of fiscal 2010. Cash, cash equivalents, and marketable securities and related receivables as of December 31, 2010 were $88.4 million, an increase of $6.2 million from September 30, 2010, primarily the result of additional cash generated by operating activities.

“Mercury delivered another quarter of solid top-line and bottom-line growth in Q2 while also working on the acquisition of LNX Corporation which we closed and announced on January 12, 2011,” said Mark Aslett, President and CEO, Mercury Computer Systems. “Total revenue, adjusted EBITDA and cash flows from operating activities equaled, and GAAP income from continuing operations exceeded our preliminary expected second quarter results announced earlier this month.”

“Total revenue, GAAP income from continuing operations, and adjusted EBITDA all came in higher than the high end of our original second quarter guidance range provided during our October 26, 2010 Q1 earnings call,” Aslett said.

“Total defense revenue in our ACS and Mercury Federal Systems businesses grew more than 26% year-over-year,” Aslett said. “We won 11 new designs this quarter, all of them in defense, versus five defense design wins in the second quarter of fiscal 2010. The most significant win this quarter was for the signal processing on JCREW 3.3 – the Defense Department’s next-generation counter-IED program of record. LNX Corporation is currently providing the RF receiver for JCREW 3.3. By acquiring LNX we have increased our content by more than 40% on what could become Mercury’s largest single program.”

Mercury Reports Second Quarter Fiscal 2011 Results, Page 3

“We are confident in the direction of our business as we begin the second half of fiscal 2011,” said Aslett. “Mercury is focused on specific areas in the defense marketplace – ISR, electronic warfare and missile defense – that we believe will see robust funding going forward. Our approach to capture these opportunities is to work more closely with defense prime contractors while becoming a best of breed provider of open, commercially developed, application-ready and multi-intelligence subsystems for the ISR market.”

“Along with all of our peers in the defense industry, we’re looking forward to the earliest possible approval of the defense budget to help alleviate current concerns surrounding the timing of and the overall funding levels for the DoD this year. Our pipeline is strong and continues to grow. We’re doing a good job winning new designs and strengthening our presence on important, well-funded programs. Based on the momentum we’re seeing we currently expect a strong second half and we continue to believe that fiscal 2011 will be another year of solid growth on both the top and bottom lines,” Aslett said.

Backlog

Mercury’s total backlog at December 31, 2010 was $96.8 million, a $7.3 million sequential decrease from September 30, 2010, and a $13.5 million decrease from December 31, 2009. Of the December 31, 2010 total backlog, $82.2 million represents orders scheduled to be shipped over the next 12 months. The book-to-bill ratio was 0.87-to-1 for the second quarter of fiscal 2011 compared to 1.24-to-1 for the second quarter of fiscal 2010.

Revenues by Operating Segment

Advanced Computing Solutions (ACS) — Revenues for the second quarter of fiscal 2011 from ACS were $53.2 million, representing an increase of $9.5 million from the second quarter of fiscal 2010, as a result of an increase of $8.3 million in defense and an increase of $1.2 million in commercial. Approximately 78 percent of ACS revenues for the second quarter of fiscal 2011 related to defense business, as compared to approximately 76 percent in the second quarter of fiscal 2010.

Mercury Reports Second Quarter Fiscal 2011 Results, Page 4

Mercury Federal Systems (MFS) — Revenues for the second quarter of fiscal 2011 from MFS were $3.6 million, representing an increase of $0.2 million from the second quarter of fiscal 2010.

The revenues by operating segment do not include adjustments to eliminate inter-company revenues of $1.3 million included in those operating segments.

Business Outlook

This section presents our current expectations and estimates, given current visibility, on our business outlook for the upcoming fiscal quarter. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks, including those listed in the Safe Harbor Statement below, with respect to these estimates, and make themselves aware of the risk factors that may impact our actual performance.

For the third quarter of fiscal 2011, which includes the operating activities of LNX Corporation, revenues are expected to be in the range of approximately $58 million to $60 million. At this range, GAAP income from continuing operations per diluted share is expected to be in the range of $0.16 to $0.18.

Adjusted EBITDA for the third quarter of fiscal 2011 is expected to be in the range of $9.5 million to $10.4 million.

Recent Highlights

January — On January 12, 2011, Mercury announced that it had completed the acquisition of LNX Corporation for an all-cash purchase price of $31.0 million plus an earn-out of up to $5.0 million payable upon the achievement of financial targets in calendar years 2011 and 2012. The acquisition was funded with cash on hand, and is expected to be neutral to modestly accretive within the first year. Based in Salem, New Hampshire, LNX designs and builds next generation RF receivers for Signals Intelligence, Communications Intelligence as well as Electronic Attack applications. The acquisition is expected to increase Mercury’s content on the JCREW3.3

Mercury Reports Second Quarter Fiscal 2011 Results, Page 5

Counter IED program by over 40%, and enhance its capabilities in the Signals Intelligence, Communications Intelligence and Electronic Attack markets.

December — Mercury Computer Systems announced that it is delivering embedded computing subsystems to General Atomics Aeronautical Systems, Inc. (GA-ASI) for use within the Lynx® Block 25 Dual Beam radar. The Dual Beam radar recently demonstrated dismount detection capability during flight tests using a Predator®-class unmanned aircraft. Mercury supplied subsystems with faster processing components and enhanced memory to support the enhanced radar performance. Mercury consultants also assisted with the development and optimization of algorithms for Space Time Adaptive Processing (STAP), a critical function within the Dual Beam radar.

December — Mercury Computer Systems confirmed that it had been awarded a subcontract by ITT Electronic Systems to deliver products and services for the JCREW (Joint Counter-Radio Controlled Improvised Explosive Device) 3.3 program. As recently announced by ITT Electronic Systems, the U.S. Naval Sea Systems Command has exercised the third option of the JCREW 3.3 contract and has awarded ITT the development of this next generation counter-IED system, designed to detect, prevent, and neutralize IEDs, the single biggest threat faced by in-theatre forces today.

November — Mercury Computer Systems and Emerson Network Power, a business of Emerson Electric Co. and the global leader in enabling Business-Critical Continuity™, announced that they will collaborate to promote interoperability on open standards-based subsystems for military and aerospace applications. This alliance seeks to provide interoperability between the companies’ rich range of embedded computing solutions, in order to enable defense customers to migrate their performance away from proprietary closed architectures to flexible open solutions, reducing risk and lowering development and deployment costs as a result.

November — Mercury Computer Systems announced new enhanced xTCA subsystems for demanding applications. These new subsystems provide high density, multi-core processing power and next generation serial RapidIO, supporting twice the bandwidth of current solutions and delivering new Quality of Service capabilities. The products announced – the HCD2100 AMC module and BCC-301 Carrier Blade—are the first examples of Mercury’s extensions to market-leading xTCA application capabilities.

Mercury Reports Second Quarter Fiscal 2011 Results, Page 6

October — Mercury Computer Systems announced the availability of OpenSAL, an open source version of its award-winning Scientific Algorithm Library (SAL) for vector math acceleration. The release of OpenSAL further underscores Mercury’s strategic commitment to industry standards, open architecture, and open systems solutions, similar to the OpenVPX™ specification effort led by Mercury to enable interoperability for VPX systems, ratified by the American National Standards Institute (ANSI) in June 2010.

October — Mercury Computer Systems announced the Intel®-based Ensemble™ HDS6600 High Density Server for rugged deployed ISR systems—an industry first that brings Intel enterprise server-class processing to deployed sensor-based systems. The HDS6600 supports 8-way symmetric multiprocessing (SMP) and is based on Intel’s Xeon® processor, enabling enterprise-class performance typically found in data centers to be forward deployed, in the air and other harsh environments.

Conference Call Information

Mercury will host a conference call on Tuesday, January 25, 2011, at 5:00 p.m. EST to discuss the second quarter fiscal 2011 results and review its financial and business outlook going forward.

To listen to the conference call, dial (800) 817-2743 in the U.S.A. and Canada, and (913) 312-1376 in all other countries. The conference code number is 8404439. Please call five to ten minutes prior to the scheduled start time. This call will also be broadcast live over the web at www.mc.com/investor under “Financial Events.”

A replay of the call by telephone will be available from approximately 8:00 p.m. EST on Tuesday, January 25, 2011, through 8:00 p.m. EST on Sunday, February 6, 2011. To access the replay, dial (888) 203-1112 in the U.S.A. and Canada, and (719) 457-0820 in all other countries. Enter access code 8404439. A replay of the webcast of the call will be available for an extended period of time on the Financial Events page of the Company’s website at www.mc.com/investor.

Mercury Reports Second Quarter Fiscal 2011 Results, Page 7

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA excludes certain non-cash and other specified charges. Free cash flow is defined as cash flow from operating activities less capital expenditures. The Company believes these non-GAAP financial measures are useful to help investors better understand its past financial performance and prospects for the future. However, the presentation of adjusted EBITDA and free cash flow is not meant to be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes the adjusted EBITDA and free cash flow financial measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.

Mercury Computer Systems, Inc. – Where Challenges Drive Innovation®

Mercury Computer Systems (www.mc.com, NASDAQ: MRCY) is a best of breed provider of open, application-ready, multi-INT subsystems for the ISR market. With 25+ years’ experience in embedded computing, superior domain expertise in radar, EW, EO/IR, C4I, and sonar applications, and more than 300 successful program deployments including Aegis, Global Hawk, and Predator, Mercury’s Services and Systems Integration team leads the industry in partnering with defense and commercial customers to design and integrate system-level solutions that minimize program risk, maximize application portability, and accelerate customers’ time to market.

Mercury is based in Chelmsford, Massachusetts, and serves customers worldwide through a broad network of direct sales offices, subsidiaries, and distributors.

Forward-Looking Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to fiscal 2011 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words

Mercury Reports Second Quarter Fiscal 2011 Results, Page 8

“may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, continued funding of defense programs, the timing of such funding, changes in the U.S. Government’s interpretation of federal procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and divestitures or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2010. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #

Contact:

Robert Hult, CFO, Mercury Computer Systems, Inc.

978-967-1990

Ensemble and POET are trademarks; and Challenges Drive Innovation, Echotek, and RACE++ are registered trademarks of Mercury Computer Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

Mercury Reports Second Quarter Fiscal 2011 Results, Page 9

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)	December 31, 2010	June 30, 2010
Assets
Current assets:
Cash and cash equivalents	$88,437	$56,241
Marketable securities and related receivables	—	18,025
Accounts receivable, net	28,919	36,726
Unbilled receivables	3,883	6,938
Inventory	20,634	17,622
Deferred tax assets	4,957	5,393
Prepaid income taxes	746	2,546
Prepaid expenses and other current assets	2,334	2,363

Total current assets	149,910	145,854
Restricted cash	3,000	3,000
Property and equipment, net	11,061	10,298
Goodwill	57,653	57,653
Acquired intangible assets, net	3,250	1,141
Deferred tax assets, net	5,049	5,419
Other non-current assets	1,711	973

Total assets	$231,634	$224,338

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$5,723	$10,533
Accrued expenses	5,492	5,197
Accrued compensation	10,709	10,723
Income taxes payable	697	220
Deferred revenues	6,232	7,932

Total current liabilities	28,853	34,605
Deferred gain on sale-leaseback	6,135	6,713
Income taxes payable	1,798	1,836
Other non-current liabilities	1,945	2,072

Total liabilities	38,731	45,226
Shareholders’ equity:
Common stock	232	229
Additional paid-in capital	115,005	110,270
Retained earnings	76,484	67,671
Accumulated other comprehensive income	1,182	942

Total shareholders’ equity	192,903	179,112

Total liabilities and shareholders’ equity	$231,634	$224,338

Mercury Reports Second Quarter Fiscal 2011 Results, Page 10

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009
Net revenues	$55,513	$45,158	$107,621	$92,589
Cost of revenues (1)	23,873	19,293	45,321	39,422

Gross margin	31,640	25,865	62,300	53,167

Operating expenses:
Selling, general and administrative (1)	14,019	13,485	28,216	24,829
Research and development (1)	10,479	9,901	21,378	20,097
Impairment of long-lived assets	—	150	—	150
Amortization of acquired intangible assets	317	434	637	868
Restructuring	—	(19)	(1)	254
Acquisition costs and other related expenses	307	—	307	—

Total operating expenses	25,122	23,951	50,537	46,198

Income from operations	6,518	1,914	11,763	6,969
Interest income	6	163	13	242
Interest expense	(49)	(113)	(58)	(170)
Other income, net	404	281	920	535

Income from continuing operations before income taxes	6,879	2,245	12,638	7,576
Income tax expense	1,696	330	3,773	1,236

Income from continuing operations	5,183	1,915	8,865	6,340
(Loss) income from discontinued operations, net of tax	—	(15)	(52)	15
Gain on sale of discontinued operations, net of tax	—	171	—	74

Net income	$5,183	$2,071	$8,813	$6,429

Basic net earnings (loss) per share:
Continuing operations	$0.22	$0.08	$0.39	$0.28
(Loss) income from discontinued operations	—	—	(0.01)	—
Gain on sale of discontinued operations	—	0.01	—	0.01

Net income	$0.22	$0.09	$0.38	$0.29

Diluted net earnings (loss) per share:
Continuing operations	$0.22	$0.08	$0.37	$0.28
(Loss) income from discontinued operations	—	—	—	—
Gain on sale of discontinued operations	—	0.01	—	—

Net income	$0.22	$0.09	$0.37	$0.28

Weighted average shares outstanding:
Basic	23,099	22,500	23,021	22,450

Diluted	23,998	22,870	23,704	22,806

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$64	$73	$107	$110
Selling, general and administrative	$1,414	$1,318	$2,554	$1,718
Research and development	$155	$145	$262	$197

Mercury Reports Second Quarter Fiscal 2011 Results, Page 11

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009
Cash flows from operating activities:
Net income	$5,183	$2,071	$8,813	$6,429
Depreciation and amortization	1,869	1,658	3,616	3,346
Other non-cash items, net	1,813	613	2,514	(1,014)
Changes in operating assets and liabilities	(762)	825	2,510	(987)

Net cash provided by operating activities	8,103	5,167	17,453	7,774

Cash flows from investing activities:
Sales of marketable securities	—	448	18,025	850
Purchases of property and equipment	(2,003)	(1,983)	(3,598)	(2,800)
Payments on sale of discontinued operations, net	—	(923)	—	(707)
Payments for acquired intangible assets	(1,617)	(67)	(2,175)	(125)

Net cash (used in) provided by investing activities	(3,620)	(2,525)	12,252	(2,782)

Cash flows from financing activities:
Proceeds from employee stock option and purchase plans	1,291	750	1,585	823
Repurchases of common stock	—	(142)	—	(367)
Payments under lines of credit	—	(389)	—	(648)
Payments of deferred financing activities	—	(125)	—	(125)
Payments under capital leases	(58)	(8)	(136)	(45)
Excess tax benefits from stock-based compensation	463	278	1,017	614

Net cash provided by financing activities	1,696	364	2,466	252

Effect of exchange rate changes on cash and cash equivalents	19	(59)	25	3

Net increase in cash and cash equivalents	6,198	2,947	32,196	5,247
Cash and cash equivalents at beginning of period	82,239	49,250	56,241	46,950

Cash and cash equivalents at end of period	$88,437	$52,197	$88,437	$52,197

Mercury Reports Second Quarter Fiscal 2011 Results, Page 12

UNAUDITED SUPPLEMENTAL INFORMATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items allows comparisons of operating results that are consistent across past, present, and future periods. The adjustments to this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financed arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at purchase price and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any correlation to underlying operating performance.

Amortization of acquired intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made in recent years and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring. The Company incurs restructuring charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. Management believes this item is outside the normal operations of the Company’s business and is not indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Acquisition costs and other related expenses. The Company incurs costs associated with third-party professional services related to acquisition and potential acquisition opportunities, such as legal and accounting fees, and adjustments to acquisition-related items, such as contingent consideration, that are required to be marked to fair value each reporting period. Although we may incur such costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Management believes the exclusion of these items eliminates fluctuations in our selling, general, and administrative expenses related to acquisition activity which we cannot forecast.

Stock-based compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent with periods prior to the Company’s adoption of FASB ASC 718, and allows comparisons of the Company’s operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the non-GAAP financial measure to its most directly comparable GAAP financial measure.

	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009
Income from continuing operations	$5,183	$1,915	$8,865	$6,340
Interest expense (income), net	43	(50)	45	(72)
Income tax expense	1,696	330	3,773	1,236
Depreciation	1,552	1,224	2,979	2,478
Amortization of acquired intangible assets	317	434	637	868
Restructuring	—	(19)	(1)	254
Impairment of long-lived assets	—	150	—	150
Acquisition costs and other related expenses	307	—	307	—
Stock-based compensation expense	1,633	1,536	2,923	2,025

Adjusted EBITDA	$10,731	$5,520	$19,528	$13,279

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by (used in) operating activities less capital expenditures for property and equipment and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company’s obligations which require cash.

The following table reconciles the non-GAAP financial measure to its most directly comparable GAAP financial measure.

	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009
Cash flows from operations	$8,103	$5,167	$17,453	$7,774
Capital expenditures for property and equipment	(2,003)	(1,983)	(3,598)	(2,800)

Free cash flow	$6,100	$3,184	$13,855	$4,974

Mercury Reports Second Quarter Fiscal 2011 Results, Page 13

MERCURY COMPUTER SYSTEMS, INC.

RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE

Quarter Ending March 31, 2011

(In thousands, except per share data)

Beginning in the first quarter of fiscal 2010, the Company changed its reported non-GAAP measure of financial performance to adjusted EBITDA. The Company defines adjusted EBITDA as income from continuing operations before interest, income taxes, depreciation, amortization of acquired intangible assets, restructuring, impairment of long-lived assets, acquisition costs and other related expenses, and stock-based compensation costs. Starting with the third quarter of fiscal 2011, the impact of fair value adjustments from purchase accounting was separated from the definition of acquisition costs and other related expenses .

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

The following table reconciles the adjusted EBITDA financial measure to its most directly comparable GAAP measure:

	Range
	Low	High
GAAP expectation -- Income from continuing operations per diluted share	$0.16	$0.18

GAAP expectation -- Income from continuing operations	$3,764	$4,409

Adjust for:
Interest expense, net	6	6
Income tax expense	1,759	2,060
Depreciation	1,868	1,868
Amortization of acquired intangible assets	785	785
Restructuring	—	—
Impairment of long-lived assets	—	—
Acquisition costs and other related expenses	55	55
Fair value adjustments from purchase accounting	(97)	(97)
Stock-based compensation expense	1,343	1,343

Adjusted EBITDA expectation	$9,483	$10,429